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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Simplex Solutions, Inc. of our report dated October 23, 2000, except for Note 15, as to which the date is March 14, 2001, the fifth paragraph of Note 10, as to which the date is April 2, 2001 and the second paragraph of Note 16, as to which the date is April 18, 2001 relating to the consolidated financial statements which appears in the prospectus filed pursuant to Rule 424(b) on May 2, 2001 (File No. 333-45504).




/s/ PricewaterhouseCoopers LLP

San Jose, California

July 13, 2001